EXHIBIT 23.2

CONSENT OF DELOITTE AND TOUCHE LLP

    We consent to the incorporation by reference in the Registration Statement No. 333-52408 of WJ Communications Inc. on Form S-8 of our report dated January 31, 2000, appearing in the Annual Report on Form 10-K of WJ Communications for the year ended December 31, 2000.

San Jose, California
March 26, 2001